Exhibit 5.2

Kaufman & Canoles, P.C.
Two James Center
1021 East Cary Street, Suite 1400
Richmond, VA 23219
Mailing Address
Post Office Box 27828
Richmond, VA 23261

T (804) 771.5700
F (888) 360.9092

kaufCAN.com

June 11, 2021

Via Electronic Mail

Molecular Data Inc.

11/F, Building 15, 2177 Shenkun Road

Minhang District, Shanghai 201106

People’s Republic of China

Re:	Registration Statement on Form F-3 of Molecular Data Inc.

Ladies and Gentlemen:

We have acted as U.S. securities counsel to Molecular Data Inc., a company incorporated under the laws of the Cayman Islands (the “Company”), in connection with a Registration Statement (the “Registration Statement”) on Form F-3, as amended, under the Securities Act of 1933, as amended (the “Act”), of up to $200,000,000 of (i)  Class A Ordinary shares, par value US$0.00005 per share, of the Company (the “Class A Ordinary Shares”), (ii) preferred shares of the Company (the “Preferred Shares”), (iii) warrants to purchase debt securities, Class A Ordinary Shares, preferred shares or other securities registered under the Registration Statement (the “Warrants”), (iv) one or more series of debt securities of the Company (the “Debt Securities”), (v) units comprising one or more of the Class A Ordinary Shares, Preferred Shares, Warrants and Debt Securities or any combination thereof (the “Units” and collectively with the Class A Ordinary Shares, Preferred Shares, Warrants and Debt Securities, the “Securities”).

In connection with this opinion letter, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement, of such records of the Company and such agreements, certificates and statements of public officials, certificates of officers or representatives of the Company, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinion set forth herein.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of all originals of such latter documents. In making our examination of the documents executed by the parties, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof. Except as expressly set forth herein, we have not undertaken any independent investigation to determine the existence or absence of facts material to the opinions expressed herein and no inference as to our knowledge concerning such facts should be drawn from the fact that such representation has been relied upon by us in connection with the preparation and delivery of this opinion. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations made by officers and other representatives of the Company and others, in each case as we have deemed relevant and appropriate. We have not independently verified the facts so relied on.

The opinions expressed in this opinion letter are limited to the Business Corporation Law of the State of New York. We are not opining on, and we assume no responsibility for, the applicability to or effect on any of the matters covered herein of (a) any other laws; (b) the laws of any other jurisdiction; or (c) the laws of any county, municipality or other political subdivision or local governmental agency or authority.

Molecular Data Inc.

June 11, 2021

We expressly disclaim any responsibility to advise of any development or circumstance of any kind, including any change of law or fact that may occur after the date of this opinion letter that might affect the opinion expressed herein. We express no opinion as to compliance with any other federal or state law, rule or regulation relating to securities, or to the sale or issuance thereof.

You are separately receiving an opinion from Maples and Calder (Hong Kong) LLP with respect to the corporate proceedings relating to the due issuance of the Class A Ordinary Shares, Preferred Shares, Warrants and Units and in rendering this opinion, we rely on such opinion as to the validity of such issuances under the law of the Cayman Islands.

Based on the foregoing, and having regard to legal considerations which we deem relevant, and subject to the qualifications, limitations and assumptions set forth herein, we are of the opinion that with respect to Debt Securities, when (a) an applicable indenture, if any, or any necessary amendment or supplement thereto or other agreement in respect thereof, if any, has been duly authorized and validly executed and delivered by the Company and the trustee thereunder, (b) any applicable indenture, if required, has been duly qualified under the Trust Indenture Act of 1939, as amended, if qualification is required thereunder, (c) the specific terms and the issuance and sale of any particular Debt Security have been duly established in accordance with the applicable indenture, if any, or any necessary amendment thereto or other agreement in respect thereof, if any, and authorized by all necessary action of the Company, and (d) any such Debt Security has been duly executed, issued, authenticated (if required) and delivered by or on behalf of the Company as contemplated by the Registration Statement and/or the applicable prospectus supplement either (i) against payment therefor in accordance with the provisions of the applicable indenture and/or any other agreement or instrument binding upon the Company and the provisions of the applicable definitive purchase, underwriting or similar agreement approved by the Company and in the manner contemplated by the Registration Statement and/or the applicable prospectus supplement or (ii) upon conversion, exchange, redemption or exercise of any other Debt Security in accordance with the terms of such Debt Security or the instrument governing such Debt Security as approved by the Company, for the consideration approved by the Company, such Debt Securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except: (a) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law), including but not limited to principles limiting the availability of specific performance and injunctive relief, and concepts of materiality, reasonableness, good faith and fair dealing; (b) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws, and (c) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

We express no opinion as to the enforceability of (i) provisions that relate to choice of law, forum selection or submission to jurisdiction (including, without limitation, any express or implied waiver of any objection to venue in any court or of any objection that a court is an inconvenient forum) to the extent that the validity, binding effect or enforceability of any such provision is to be determined by any court other than a state court of the State of New York, (ii) waivers by the Company of any statutory or constitutional rights or remedies, or (iii) terms which excuse any person or entity from liability for, or require the Company to indemnify such person or entity against, such person’s or entity’s negligence or willful misconduct. We draw your attention to the fact that, under certain circumstances, the enforceability of terms to the effect that provisions may not be waived or modified except in writing may be limited.

We consent to the filing of this opinion as an exhibit to the Registration Statement, the discussion of this opinion in the Registration Statement and to the references to our firm in the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations promulgated thereunder, nor do we admit that we are experts with respect to any part of the Registration Statement within the meaning of the term “expert” as used in the Securities Act.

Very truly yours,

/s/ Kaufman & Canoles, P.C.

Kaufman & Canoles, P.C.